Exhibit 99.1
Scott Reese Elected to Planet’s Board of Directors
September 10, 2025

SAN FRANCISCO – September 10, 2025 – Planet Labs PBC (NYSE: PL), a leading provider of daily data and insights about Earth, today announced Scott Reese has been elected to Planet’s board of directors by stockholder written consent, to be effective later this year. Mr. Reese is the Chief Executive Officer of the Electrification Software business at GE Vernova (NYSE: GEV), a $150 billion plus market capitalization purpose-built global energy company.

“I’m thrilled to welcome Scott to our board,” said Will Marshall, Planet’s CEO and Co-Founder. “His deep product leadership and expertise for software companies over two decades, is exactly what we need as we build out Planet’s platform. Scott's leadership will be invaluable in guiding us through this next chapter, as we focus on delivering solutions that will propel Planet’s mission and accelerate our growth in key markets.”

“I’m very excited to join Planet’s board and contribute to the company’s growing business and powerful mission,” said Scott Reese. “Planet’s unique dataset and software-first approach are helping customers across a wide range of industries gain global intelligence that can lead to improved productivity and more sustainable outcomes. I look forward to working with the team on driving strategic direction and opportunities for growth.”

Mr. Reese has an impressive career in the software industry with extensive experience in product development, strategy, and design. Before joining GE Vernova, he served as Executive Vice President of Product Development & Manufacturing Solutions at Autodesk (NASDAQ: ADSK), where he joined in 2003 with the acquisition of VIA Development Corporation and went on to hold various leadership roles. He served on the board of directors at Model N, Inc. (NYSE: MODN) from 2019-2024. He holds a Bachelor of Science in computer information systems and a Master of Business Administration from Indiana Wesleyan University.

In accordance with applicable laws, Mr. Reese’s election will become effective on the 40th day after the related Notice of Internet Availability of Information Statement is first sent to Planet's stockholders, which Planet expects to occur in early November 2025.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly known as Twitter).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements regarding the election of Mr. Reese to Planet's board of directors, including the expected timing of the effectiveness of such election, and the expansion of Planet’s operations and growth. Planet's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this press release are also subject to

Exhibit 99.1
other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements in this press release are based on information available to Planet as of the date hereof, and Planet disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date hereof.

Planet Press
Claire Bentley Dale
press@planet.com

Planet Investor Relations
Cleo Palmer-Poroner
ir@planet.com